[Tanner & Company
                                                             Letterhead]

U.S. Securities and Exchange Commission
Washington, D.C. 20549

	We have read Paradigm Medical Industries, Inc.'s Form 8-K dated May 15, 1998 regarding "Changes in Registrant's Certifying Accountant" and as pertaining to our firm, we agree with the statements contained therein.

Tanner and Co.






Salt Lake City, Utah
May 21, 1998